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Exhibit 4.2

REGISTRATION RIGHTS AGREEMENT

        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 14, 2003, by and between Fieldstone Investment Corporation, a Maryland corporation (the "Company"), and Friedman, Billings, Ramsey & Co., Inc., a Delaware corporation ("FBR") for the benefit of the Holders (as defined below).

        THE PARTIES ENTER THIS AGREEMENT on the basis of the following facts, understandings and intentions:

        A.    The Company and FBR entered into that certain Purchase/Placement Agreement dated as of November 10, 2003 (the "Purchase Agreement") in connection with the offering and sale (the "Offering") of 41,000,000 shares of common stock, par value $0.01 per share, of the Company ("Common Stock"), and that certain Advisory Services Agreement dated as of November 10, 2003 (the "Advisory Services Agreement") pursuant to which FBR or its designated affiliates will receive 400,000 shares of Common Stock in consideration for certain financial advisory and structuring services provided by FBR to the Company in connection with structuring the Offering and assisting the Company with various aspects of its business strategy.

        B.    In order to induce the investors who are purchasing the Common Stock in the Offering to purchase such Common Stock and FBR to enter into the Purchase Agreement and the Advisory Services Agreement, the Company has agreed to provide the registration rights provided for in this Agreement for the holders of Registrable Shares (as defined below).

        C.    The execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

        1.    Definitions.    As used in this Agreement, the following terms shall have the following meanings:

          Additional Shares:    Shares or other securities issued in respect of the Shares by reason of or in connection with any stock dividend, stock distribution, stock split, or similar issuance.

          Advisory Services Agreement:    As defined in Recital A of this Agreement, as amended from time to time.

          Agreement:    As defined in the Introductory Paragraph of this Agreement.

          Affiliate:    As to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person (ii) any executive officer, director, trustee or general partner of the specified Person and (iii) any legal entity for which the specified Person acts as an executive officer, director, trustee or general partner. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly, or indirectly through one or more intermediaries, of the power to direct or cause the direction of the management and policies of such Person, whether by contract, through the ownership of voting securities, partnership interests or other equity interests or otherwise. An indirect relationship shall include circumstances in which a Person's spouse, children, parents, siblings or mother-, father-, sister-or brother-in-law is or has been associated with a Person.

          Business Day:    With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by applicable law, regulation or executive order to close.

          Closing Time:    November 14, 2003 or such other time or such other date as FBR and the Company may agree.

          Commission:    The Securities and Exchange Commission.

          Common Stock:    As defined in Recital A hereof.

          Company:    As defined in the Introductory Paragraph of this Agreement, and any successor thereto.

          Controlling Person:    As defined in Section 6(a) hereof.

          End of Suspension Notice:    As defined in Section 5(b) hereof.

          Exchange Act:    The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

          FBR:    As defined in the Introductory Paragraph of this Agreement, and any successor thereto.

          Holder:    Each record owner of any Registrable Shares from time to time.

          Indemnified Party:    As defined in Section 6(c) hereof.

          Indemnifying Party:    As defined in Section 6(c) hereof.

          IPO Registration Statement:    As defined in Section 2 hereof.

          Liabilities:    As defined in Section 6(a) hereof.

          Mandatory Shelf Registration Statement:    As defined in Section 2(a) hereof.

          NASD:    The National Association of Securities Dealers, Inc.

          Offering:    As defined in Recital A hereof.

          Participants:    The directors, officers, stockholders, employees and other parties associated with the Company and certain other individual accredited investors who purchased Shares directly from the Company pursuant to the Purchase Agreement in accordance with Regulation D.

          Person:    An individual, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

          Proceeding:    An action, claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

          Prospectus:    The prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus.

          Purchase Agreement:    As defined in Recital A of this Agreement, as amended from time to time.

          Purchaser Indemnitee:    As defined in Section 6(a) hereof.

          Registrable Shares:    Each of the Shares and any Additional Shares, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder, until, in the case of any such Shares or Additional Shares, as applicable, the earliest to occur of:

            (i)    the second anniversary of the initial effective date of the Mandatory Shelf Registration Statement;

            (ii)   the date on which such Shares have been sold pursuant to a Registration Statement or distributed to the public pursuant to Rule 144;

            (iii)  the date on which, in the opinion of counsel to the Company, such Shares are saleable pursuant to subparagraph (k) of Rule 144 (or any successor or analogous rule); or

            (iv)  the date on which such Shares are sold to the Company or any of its subsidiaries.

          Registration Expenses:    Any and all expenses incident to the performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, NASD registration, listing, inclusion and filing fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of the NASD), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on any securities exchange or the Nasdaq Stock Market pursuant to Section 4(m) of this Agreement, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance), and reasonable fees and disbursements of one counsel for the selling Holders to review the Mandatory Shelf Registration Statement, any Subsequent Shelf Registration Statement, and, if the Company notifies the Holders pursuant to Section 2(b) hereof of its intent to file an IPO Registration Statement within one year of the date of this Agreement, the IPO Registration Statement, provided that such fees and disbursements of counsel for the selling Holders do not exceed an aggregate of $20,000, and (vi) any fees and disbursements customarily paid by issuers in issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement), provided, however, that Registration Expenses shall exclude brokers' or underwriters' discounts and commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a Holder and the fees and disbursements of any counsel to the Holders other than as provided for in subparagraph (v) above.

          Registration Statement:    Any Shelf Registration Statement or the IPO Registration Statement (that covers the resale of any Registrable Shares), including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

          Regulation D:    Regulation D (Rules 501-508) promulgated by the Commission under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such regulation.

          Regulation D Shares:    Shares initially sold by the Company to the Participants in accordance with the Purchase Agreement in accordance with Regulation D and pursuant to the Subscription Agreement (as defined in the Purchase Agreement).

          Rule 144:    Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 144A:    Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 158:    Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 415:    Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 424:    Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Rule 429:    Rule 429 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

          Securities Act:    The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

          Shares:    The shares of Common Stock sold pursuant to the Purchase Agreement; the 400,000 shares of Common Stock issued to FBR or its designated affiliates pursuant to the Advisory Services Agreement; the shares of Common Stock held by Michael J. Sonnenfeld immediately following the closing of the merger of Fieldstone Holdings Corp. with and into Fieldstone Investment Corporation pursuant to that certain Merger Agreement dated November 14, 2003 but before the closing of the Offering; and the 100,000 shares of Common Stock that Michael J. Sonnenfeld may purchase pursuant to the exercise of options granted to him at the time of the closing of the Offering that vest immediately following the closing of the Offering.

          Shelf Registration Statement:    The Mandatory Shelf Registration Statement or any Subsequent Shelf Registration Statement.

          Suspension Event:    As defined in Section 5(b) hereof.

          Suspension Notice:    As defined in Section 5(b) hereof.

          Underwritten Offering:    A sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

        2.    Registration Rights.

          (a)    Mandatory Shelf Registration.    As set forth in Section 4 hereof, the Company agrees to file with the Commission as soon as reasonably practicable after the Company's independent public accountants issue their audit opinion relating to the audit of the Company's financial statements for the year ending December 31, 2003, but in no event later than April 30, 2004, a shelf

  Registration Statement on Form S-11 or such other form under the Securities Act then available to the Company providing for the resale pursuant to Rule 415 from time to time by the Holders of any and all Registrable Shares (including for the avoidance of doubt any Additional Shares that are issued prior to the effectiveness of such shelf registration statement) (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the "Mandatory Shelf Registration Statement"). The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as promptly as practicable following such filing. Any Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers, a sale through brokers or agents, or a sale over the internet) by the Holders of any and all Registrable Shares.

          (b)    IPO Registration.    If, prior to the Mandatory Shelf Registration Statement being declared effective by the Commission, the Company proposes to file a registration statement on Form S-11 or such other form under the Securities Act providing for the initial public offering of shares of Common Stock (including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement, the "IPO Registration Statement"), the Company will notify each Holder of the proposed filing and afford each Holder an opportunity to include in such IPO Registration Statement all or any part of the Registrable Shares then held by such Holder. Each Holder desiring to include in any such IPO Registration Statement all or part of the Registrable Shares held by such Holder shall, within ten (10) days after delivery of the above-described notice by the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in such IPO Registration Statement. Any election by any Holder to include any Registrable Shares in such IPO Registration Statement will not affect the inclusion of such Registrable Shares in the Shelf Registration Statement until such Registrable Shares have been sold under the IPO Registration Statement; provided, however, that at such time, the Company shall have the right to remove from the Shelf Registration Statement the Registrable Shares sold pursuant to the IPO Registration Statement.

            (i)    Right to Terminate IPO Registration.    At any time, the Company shall have the right to terminate or withdraw any IPO Registration Statement referred to in this Section 2(b) whether or not any Holder has elected to include Registrable Shares in such registration.

            (ii)    Underwriting.    The Company shall advise the Holders of the managing underwriters for the Underwritten Offering proposed under the IPO Registration Statement. The right of any such Holder's Registrable Shares to be included in any IPO Registration Statement pursuant to this Section 2(b) shall be conditioned upon such Holder's participation in such Underwritten Offering and the inclusion of such Holder's Registrable Shares in the Underwritten Offering to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriters selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting, and furnish to the Company such information in writing as the Company may reasonably request for inclusion in the Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements as are customary and reasonably requested by the underwriters. Notwithstanding any other provision of this Agreement, if the managing underwriters determine in good faith that marketing factors require a limitation on the number of shares to be included, then the managing underwriters may exclude shares (including Registrable Shares) from the IPO Registration Statement and the Underwritten Offering and any Shares included in the IPO Registration Statement and the Underwritten Offering shall be allocated, first, to the Company, and second, to each of the Holders requesting inclusion of their Registrable Shares in such IPO Registration Statement on a pro rata basis based on the total number of Registrable Shares then held by each such Holder which is requesting inclusion. If any Holder disapproves of the terms of any Underwritten Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) Business Days prior to the effective date of the IPO Registration Statement. Any Registrable Shares excluded or withdrawn from such Underwritten Offering shall be excluded and withdrawn from the IPO Registration Statement.

            (iii)    Hold-Back Agreement.    By electing to include Registrable Shares in the IPO Registration Statement, if any, the Holder shall be deemed to have agreed not to effect any sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during such periods as reasonably requested (but in no event for a period longer than sixty (60) days following the effective date of the IPO Registration Statement, provided each of the executive officers and directors of the Company that hold shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company are subject to the same restriction for the entire time period required of the Holders hereunder) by the representatives of the underwriters, if an Underwritten Offering.

            (iv)    Shelf Registration not Impacted by IPO Registration Statement.    The Company's obligation to file any Shelf Registration Statement shall not be affected by the filing or effectiveness of the IPO Registration Statement unless and to the extent Registrable Shares are sold in the Underwritten Offering.

          (c)    Expenses.    The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder participating in a registration pursuant to this Section 2 shall bear such Holder's proportionate share (based on the total number of Registrable Shares sold in such registration) of all discounts and commissions payable to underwriters or brokers and all transfer taxes in connection with a registration of Registrable Shares pursuant to this Agreement and any other expense of the Holders not specifically allocated to the Company pursuant to this Agreement relating to the sale or disposition of such Holder's Registrable Shares pursuant to any Registration Statement.

        3.    Rules 144 and 144A Reporting.

        With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Shares to the public without registration, the Company agrees to, so long as any Holder owns any Registrable Shares:

          (a)   at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public, use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144(c) under the Securities Act;

          (b)   use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c)   if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, it will make available other information as required by, and so long as necessary to permit sales of Registrable Shares pursuant to, Rule 144A.

        4.    Registration Procedures.

        In connection with the obligations of the Company with respect to any registration pursuant to this Agreement, the Company shall:

          (a)   prepare and file with the Commission, as specified in this Agreement, a Mandatory Shelf Registration Statement, which Shelf Registration Statement shall comply as to form with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 5 hereof, until the date on which no Holders hold Registrable Shares, provided, however, that if the Company has an effective Shelf Registration Statement on Form S- 11 under the Securities Act and becomes eligible to use Form S-3 or such other short-form registration statement under the Securities Act, the Company shall use its commercially reasonable efforts to register any Registrable Shares registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the previous Registration Statement or transfer filing fees from the previous Registration Statement (such transfer pursuant to Rule 429);

          (b)   subject to Section 4(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to the Mandatory Shelf Registration Statement as may be necessary to keep the Mandatory Shelf Registration Statement effective for the period described in Section 4(a) hereof, (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act, and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by Shelf Registration Statement during the applicable period in accordance with the method or methods of distribution by set forth in the "Plan of Distribution" section of the Prospectus;

          (c)   furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; the Company consents to the lawful use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

          (d)   use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or "blue sky" laws of such domestic jurisdictions as FBR or any Holder covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 4(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to take any action to comply with this Section 4(d) if it would require the Company or any of its subsidiaries to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(d) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

          (e)   use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other domestic governmental agencies or authorities, if any, as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares; provided, however, that the Company shall not be required to take any action to comply with this Section 4(e) if it would require the Company or any of its subsidiaries to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(e) and except as may be required by the Securities Act, (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

          (f)    notify FBR and each Holder with Registrable Shares covered by a Registration Statement promptly and, if requested by FBR or any such Holder, confirm such advice in writing (i) when such Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to such Registration Statement or related Prospectus or for additional information, and (iv) of the happening of any event during the period such Registration Statement is effective as a result of which such Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the Prospectus until the requisite changes have been made);

          (g)   during the period of time referred to in Section 4(a) above, use its commercially reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of the Mandatory Shelf Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

          (h)   upon request, furnish to each requesting Holder with Registrable Shares covered by a Registration Statement, without charge, at least one (1) conformed copy of such Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (i)    except as provided in Section 5, upon the occurrence of any event contemplated by Section 4(f)(iv) hereof, use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to the Mandatory Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and, upon request, promptly furnish to each requesting Holder a reasonable number of copies each such supplement or post-effective amendment;

          (j)    if requested by the representative of the underwriters, if any, or any Holders of Registrable Shares being sold in connection with an Underwritten Offering, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such material information as the representative of the underwriters, if any, or such Holders indicate relates to them and (ii) use its commercially reasonable efforts to make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

          (k)   enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the Holders of Registrable Shares covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to selling stockholders and underwriters in underwritten offerings, respectively, and confirm the same to the extent customary if and when requested;

          (l)    in connection with an Underwritten Offering, use its commercially reasonable efforts to make available for inspection by representatives of the Holders of the Registrable Shares and the representative of any underwriters participating in any disposition pursuant to a Shelf Registration Statement and any special counsel or accountants retained by such Holders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives, the representative of the underwriters, counsel thereto or accountants in connection with a Shelf Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by the representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a material misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public; provided further, that to the extent practicable, the foregoing inspection and information gathering shall be coordinated on behalf of the Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Holders and the other parties, which counsel the Company reasonably determines to be acceptable;

          (m)  use its best efforts (including, without limitation, seeking to cure in the Company's listing or inclusion application any deficiencies cited by the exchange or market) to list or include all Registrable Shares on the New York Stock Exchange or the Nasdaq Stock Market;

          (n)   use its commercially reasonable efforts to prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company's obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 4(a) hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 4(a) hereof;

          (o)   provide a CUSIP number for all Registrable Shares, not later than the effective date of the Registration Statement;

          (p)   (i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least twelve (12) months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act) thereunder, no later than forty-five (45) days after the end of each fiscal year of the Company and (iii) delay filing any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Registration Statement shall have, based upon the opinion of counsel, objected on the grounds that such Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two (2) Business Days prior to the filing thereof, provided that the Company may file such Registration Statement or Prospectus or amendment or supplement following such time as the Company shall have used its commercially reasonable efforts to resolve any such issue with the objecting Holder and shall have advised the Holder in writing of its reasonable belief that such filing complies with the requirements of the Securities Act;

          (q)   provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

          (r)   in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the security being delivered no longer being Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends (other than as required by the Company's charter) and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least three (3) Business Days prior to any sale of the Registrable Shares; and

          (s)   upon effectiveness of the first registration statement filed by the Company, the Company will take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or immediately following the effectiveness of the Registration Statement.

        The Company may require the Holders to furnish to the Company such information regarding the proposed distribution by such Holder as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Shares pursuant to a Registration Statement or as a selling stockholder pursuant to an Underwritten Offering shall be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers. Each Holder further agrees to furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

        Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(f)(iii) or 4(f)(iv) hereof, such Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder's receipt of copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

        5.    Black-Out Period.

          (a)   Subject to the provisions of this Section 5, the Company shall have the right, but not the obligation, to suspend the use of the Registration Statement following the effectiveness of a

  Registration Statement (and the filings with any international, federal or state securities commissions), if a Suspension Event (as defined below) occurs. If the Company elects to suspend the effectiveness and/or use of a Registration Statement following the occurrence of a Suspension Event, the Company, by written notice to FBR and by written notice, email transmission or such other means that the Company reasonably believes to be a reliable means of communication (a "Suspension Notice"), shall notify the Holders, that the effectiveness of the Registration Statement has been suspended and shall direct the Holders to suspend sales of the Registrable Shares pursuant to the Registration Statement until the Suspension Event has ended. A Suspension Event shall be deemed to have occurred if: (i) the representative of the underwriters of an Underwritten Offering of primary shares by the Company has advised the Company that the sale of Registrable Shares pursuant to the Registration Statement would have a material adverse effect on the Company's primary offering; (ii) the Board of Directors of the Company in good faith determined that (A) the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company, (B) after the advice of counsel, sale of Registrable Shares pursuant to the Registration Statement would require disclosure of non-public material information not otherwise required to be disclosed under applicable law, and (C)(x) the Company has a bona fide business purposes for preserving the confidentiality of such transaction, (y) disclosure would have a material adverse effect on the Company or the Company's ability to consummate such transaction, or (z) renders the Company unable to comply with Commission requirements, in each case under circumstances that would make it impractical or inadvisable to cause the Registration Statement (or such filings) to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis, as applicable; or (iii) the Board of Directors of the Company shall have determined in good faith, after the advice of counsel, that it is required by law, rule or regulation or that it is in the best interests of the Company to supplement the Registration Statement or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the prospectus included in the Registration Statement any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) including in the prospectus included in the Registration Statement any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. Upon the occurrence of any Suspension Event, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company's best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as practicable. In no event shall the Company be permitted to suspend the use of a Registration Statement for more than forty-five (45) consecutive days or for more than 90 days in any 12 month period, except as a result of a refusal by the Commission to declare any post-effective amendment to the Registration Statement effective after the Company has used all commercially reasonable efforts to cause such post-effective amendment to be declared effective, in which case the Company shall terminate the suspension of the use of the Registration Statement immediately following the effective date of the post-effective amendment.

          (b)   In the case of an event that the Company gives a Suspension Notice to the Holders to suspend sales of the Registrable Shares following a Suspension Event, such notice shall state that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is taking all reasonable steps to terminate suspension of the effectiveness of the

  Registration Statement as promptly as possible. The Holders shall not effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). If so directed by the Company, each Holder will deliver to the Company (at the expense of the Company) all copies other than permanent file copies then in such Holder's possession of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) upon the earlier of (i) forty-five (45) days after the delivery by the Company of the Suspension Notice, or (ii) delivery by the Company of notice that the Suspension Event or its potential effects are no longer continuing (an "End of Suspension Notice"), which End of Suspension Notice shall be given by the Company to the Holders and FBR in the same manner as the Suspension Notice promptly following the conclusion of any Suspension Event and its effect.

        6.    Indemnification and Contribution.

          (a)   The Company agrees to indemnify and hold harmless (i) FBR and each Holder, (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), any of the foregoing (any of the Persons referred to in this clause (ii) being hereinafter referred to as a "Controlling Person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of FBR and each Holder or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a "Purchaser Indemnitee") from and against any and all losses, claims, damages, judgments, actions, reasonable out-of-pocket expenses, and other liabilities (the "Liabilities"), including, without limitation, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or formally threatened, including the reasonable fees and expenses of outside counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished to such Purchaser Indemnitee any amendments or supplements thereto), or any preliminary Prospectus or any other document prepared by the Company used to sell the Registrable Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, or (ii) any untrue statement contained in or omission from a preliminary Prospectus if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished to or on behalf of the Holder participating in the distribution relating to the relevant Registration Statement any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to the Person asserting any such Liabilities who purchased Shares, if such Prospectus (or Prospectus as amended or supplemented) is required by law to be sent or given at or prior to the written confirmation of the sale of such Shares to such Person and the untrue statement contained in or omission from such preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

          (b)   In connection with any Registration Statement in which a Holder is participating, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each

  Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and the respective partners, directors, officers, members, representatives, employees and agents of such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Purchaser Indemnitee furnished to the Company in writing by such Purchaser Indemnitee expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary Prospectus. The liability of any Purchaser Indemnitee pursuant to this paragraph shall in no event exceed the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares giving rise to such obligations. If the Holder elects to include Registrable Shares in an Underwritten Offering, the Holder shall be required to agree to such customary indemnification provisions as may reasonably be required by the underwriter in connection with such Underwritten Offering.

          (c)   If any action is brought against any person or entity (each an "Indemnified Party"), in respect of which indemnity may be sought pursuant to (a) or (b) above, the Indemnified Party shall promptly notify the party(ies) obligated to provide such indemnity (each an "Indemnifying Party") in writing of the institution of such action and the Indemnifying Party shall have the right, but not the obligation, to assume the defense of such action, including the employment of counsel and payment of expenses; provided that the failure so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to any Indemnified Party unless and to the extent the Indemnifying Party did not otherwise know of such action and such failure results in the forfeiture by the Indemnifying Party of rights and defenses that would have had material value in the defense. The Indemnified Party(ies) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall not have employed counsel to have charge of the defense of such action within a reasonable time or such Indemnified Party(ies) shall have reasonably concluded (based on the advice of counsel) that counsel selected by the Indemnifying Party has an actual conflict of interest or there may be defenses available to the Indemnified Party(ies) which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to direct the defense of such action on behalf of the Indemnified Party(ies), in any of which events such fees and expenses shall be borne by the Indemnifying Party and paid as incurred (it being understood, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of counsel (in addition to local counsel) for the Indemnified Party in any one action or series of related actions in the same jurisdiction representing the Indemnified Parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent. The Indemnifying Party shall have the right to settle any such claim or action for itself and any Indemnified Party so long as the Indemnifying Party pays any settlement payment and such settlement (i) includes an unconditional release of the Indemnified Party from all Liabilities with respect to any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of the Indemnified Party.

          (d)   If the indemnification provided for in paragraphs (a) and (b) of this Section 6 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Parties on the other in connection with the statements or omissions that resulted in such Liabilities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Parties and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and any Indemnified Party(ies), on the other hand, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Indemnifying Party on the one hand or by the Indemnified Party(ies) on the other hand. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

          (e)   The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such indenmified parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph 6(d) above. Notwithstanding the provisions of this Section 6, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) FBR or a Holder shall have the same rights to contribution as FBR or such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (f)    The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the indemnifying parties may otherwise have to the indemnified parties referred to above. The Purchaser Indemnitee's obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

        7.    Market Stand-off Agreement.

        Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), grant any option or otherwise transfer or dispose of any Registrable Shares or other shares of Common Stock of the Company or any securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) within sixty (60) days following either (x) the effective date of the IPO Registration Statement of the Company filed under the Securities Act or (y) the date of an Underwritten Offering by the Company pursuant to a shelf registration statement of the Company filed under the Securities Act; provided, however, that:

          (a)   with respect to the up to 60-day restriction that follows the effective date of the IPO Registration Statement, such agreement shall not be applicable to Registrable Shares sold pursuant to such IPO Registration Statement;

          (b)   all executive officers and directors of the Company then holding shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company shall enter into similar agreements for not less than the entire time period required of the Holders hereunder; and

          (c)   the Holders shall be allowed any concession or proportionate release allowed to any executive officer or director that entered into similar agreements.

        In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 7 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

        8.    Termination of the Company's Obligations.

        The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Shares are outstanding, provided, however, that the Company's obligations under Sections 3, 6 and 9(a) through and including 9(k) of this Agreement shall remain in full force and effect following such time.

        9.    Miscellaneous.

          (a)    Amendments and Waivers.    The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning not less than fifty percent (50%) of the then outstanding Registrable Shares. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (b)    Notices.    All notices and other communications, provided for or permitted hereunder shall be made in writing and delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram

            (i)    if to a Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company; and

            (ii)   if to the Company, at the offices of the Company at 11000 Broken Land Parkway, Suite 600, Columbia, Maryland 21044, Attention: Chief Financial Officer.

          (c)    Successors and Assigns: Third party Beneficiaries.    This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto and shall inure to the benefit of each Holder. The Company agrees that the Holders (including, without limitation, Holders of Regulation D Shares) shall be third party beneficiaries to the agreements made hereunder by FBR and the Company, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such Holder fulfills all of its obligations hereunder.

          (d)    Counterparts.    This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (e)    Governing Law.    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE.

          (f)    Severability.    If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          (g)    Entire Agreement.    This Agreement, together with the Purchase Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

          (h)    Registrable Shares Held by the Company or its Affiliates.    Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Company or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (i)    Survival.    This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase Agreement. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Company's obligations under Section 2 of this Agreement.

          (j)    Headings.    The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Agreement. All references made in this Agreement to "Section" refer to such Section of this Agreement, unless expressly stated otherwise.

          (k)    Attorneys' Fees.    In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

FIELDSTONE INVESTMENT CORPORATION
By:	/s/ Michael J. Sonnenfeld Name: Michael J. Sonnenfeld Title: President
FRIEDMAN, BILLINGS, RAMSEY & CO., INC. for itself and on behalf of the Holders
By:	/s/ J. Rock Tonkel, Jr. Name: J. Rock Tonkel, Jr. Title: EVP

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REGISTRATION RIGHTS AGREEMENT